Exhibit 6(a)(2)

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made this 10th day of March 2000, by and between Cal Mees, a resident of Texas ("Purchaser"), and the following principals of Temple Summit Financial Projects, Inc., a Nevada corporation ("TSFP"), all of whom are also residents of Texas: James Francis Langrill, James Freeman Langrill, Charles E. Langrill, and Robert L. Langrill ("Sellers") (Sellers and Purchaser may hereinafter collectively be referred to as the "Parties").

                                    Recitals

         WHEREAS, Sellers desire to sell and Purchaser desires to purchase Eighty-Eight Million Two Hundred Twenty-One Thousand Seven Hundred Eighty-Two (88,221,782) shares (the "Shares") of TSFP's common stock, upon the terms and conditions set forth herein.

         WHEREAS, the Parties have agreed that Purchaser will acquire the Shares in exchange for his obligations as described herein.

                                    Agreement

         NOW, THEREFORE, subject to the terms and conditions herein and in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, the Parties agree as follows:

1. Sale and Transfer of Shares. Sellers hereby agree to sell and transfer the Shares to Purchaser in exchange for Purchaser's agreement to undertake the activities described in Section 2 below.

2. Performance by Purchaser. Purchaser hereby agrees to perform the following on behalf of TSFP:

(a) oversee the assignment of TSFP's mining operations and all assets and all liabilities to a subsidiary ("Subsidiary"), and spin off shares of the Subsidiary's common stock to TSFP's shareholders. All expenses incurred in relation to this spin-off will be the sole responsibility of the Sellers;

(b)      procure and pay for a post-spin-off audit for TSFP;

(c)      prepare and file a Form 10 for TSFP; and

(d) use his best efforts to effect a merger or acquisition of TSFP with an as yet unidentified business entity.

(3) Sellers' Retention of Rights in Shares if Spin-Off Occurs. In the event TSFP transfers its mining assets into the Subsidiary and effects a pro rata spin-off of Subsidiary's shares to the TSFP shareholders, Sellers receive all shares that Purchaser would otherwise be entitled to receive in the Subsidiary as result of this transfer of the Shares.

(4) Representation  and  Warranties  of  Purchaser.   Purchaser  represents  and
    warrants that:

(5) This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with these terms. Due execution and delivery by Purchaser of the purchase price will constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with these respective terms. Except as set forth herein, neither the execution and delivery of this Agreement by Purchaser, nor the consummation or performance of the sale and purchase of the Shares will give any person the right to prevent, delay or otherwise interfere with the sale and purchase of the Shares pursuant to:

(a)      Any legal requirement or order to which Purchaser may be subject; or

(b)      Any  legally  binding  agreement,   contract,  obligation,  promise  or
         undertaking (whether written or oral and whether express or implied).

         Except as set forth herein, Purchaser is not and will not be required to obtain any approval, consent, ratification, waiver or other authorization from any person, legal or natural, in connection with the execution and delivery of this Agreement or the consummation or performance of the sale and purchaser of the Shares.

(6) Purchaser is acquiring the Shares for his own account and not with a view to any distribution within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Act").


(7) Representations and Warranties of Sellers. Sellers represent and warrant that:

(a) This Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against them in accordance with these terms. Sellers have the absolute and unrestricted right, power, and authority to execute and deliver the shares and to perform their obligations under this Agreement. Except as set forth herein, neither the execution and delivery of this Agreement by Sellers, nor the consummation or performance of the sale and purchase of the Shares will give any person the right to prevent, delay or otherwise interfere with the sale and purchase of the Shares pursuant to:


(i)          Any legal requirement or order to which Sellers may be subject; or

(ii) Any legally binding agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied).

         Except as set forth herein, Sellers are not and will not be required to obtain any approval, consent, ratification, waiver or other authorization from any person, legal or natural, in connection with the execution and delivery of this Agreement or the consummation or performance of the sale and purchaser of the Shares.

(b) Sellers agree not to sell, transfer, hypothecate, borrow against nor in any other way interfere with the Purchaser's right and ability to purchase said Shares under this Agreement.

(c) The Shares have been duly authorized, validly issued, fully paid and non-assessable. The Shares and the delivery to Purchaser will be free and clear of any liens, encumbrances, or claims of any kind whatsoever. Sellers are the true owners of the Shares and warrant free, clear and marketable title to said shares to Purchaser.

(d) Sellers have no knowledge of any restrictions by contract, operation of law or otherwise prohibiting this sale or the transfer of these Shares into the name of Purchaser, subject only to the Securities Laws governing the sale of securities. Sellers do not believe that the sale of the Shares from Sellers to Purchaser is required to be registered under the Act.

(e) Sellers have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

(f) Sellers acknowledge, and agree to act in accordance with, the various TSFP stock resale limitations imposed as a result of their affiliate status.

(8) Obligation, Survival of Representations, Warranties and Covenants. The obligations of Sellers and Purchaser are subject to each others' performance and by the accuracy and completeness of the representations they have made and are making to each other. The representations, warranties and covenants made by Sellers and Purchaser in this Agreement shall survive the purchase and sale of the Shares hereby. Purchaser and Sellers hereby agree, jointly and severally, to indemnify, defend, and hold the other harmless from and against any damage, loss, liability, or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys'
    fees) arising out of any material breach of any representation, warranty, covenant, or agreement made by them in this Agreement.

(9) Concerning Issuance of the Shares. The consummation of this Agreement and sale and purchase of the Shares constitutes an offer and sale of securities under the Act, and certain state statutes. Such transaction(s) shall be consummated in reliance on exemptions from the registration, including, but not limited to, Section 4(1) of the Act. The Parties shall cooperate and utilize their best efforts to document reliance on exemptions from registration under applicable federal and state securities laws.

(10) Miscellaneous.

(a) The execution and performance of this Agreement have been duly authorized by all requisite individuals or corporate actions and approvals and are free of conflict or violation of any other individual or corporate actions and approvals entered into by the Parties hereto. This Agreement represents the entire Agreement between the Parties hereto, and supersedes any prior agreements with regards to the subject matter hereof. This Agreement may be executed in any number of facsimile counterparts with the aggregate of the counterparts together constituting one and the same instrument. This Agreement constitutes a valid and binding obligation of the Parties hereto and their successors, heirs and assigns and may only be assigned or amended by written consent from the other party.

(b) No term of this Agreement shall be considered waived and no breach excused by either party unless made in writing. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions. From time to time, each party will execute additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(c) The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Texas and any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction in Dallas County, Texas. If any action is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, court costs, and other costs incurred in proceeding with the action from the other party.

(d) All dollar amounts in this Agreement are denominated in United States currency.

(e) Each party shall bear their own expenses in connection with this transaction.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date herein above written.

     Purchaser                                                     Sellers

/s/ Calvin K. Mees                                   /s/ James Francis Langrill
Calvin K. Mees                                           James Francis Langrill


                                                     /s/ James Freeman Langrill
                                                         James Freeman Langrill

                                                        /s/ Charles E. Langrill
                                                            Charles E. Langrill


                                                         /s/ Robert L. Langrill
                                                             Robert L. Langrill